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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2004


                   THE JONES FINANCIAL COMPANIES, L.L.L.P.
           (Exact name of registrant as specified in its charter)

            MISSOURI                   0-16633                 43-1450818
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)

            12555 Manchester Road, St. Louis, Missouri 63131-3729
            (Address of principal executive offices)   (Zip Code)

                               (314) 515-2000
            (Registrant's telephone number, including area code)

                               NOT APPLICABLE
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (12 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (B)  DEPARTURE OF PRINCIPAL OFFICERS

         DARRYL POPE. Darryl Pope, a general partner of the registrant and a member of registrant's Executive Committee, will retire on December 31, 2004, as a result of reaching age 65, the mandatory retirement age under registrant's organizational documents. Mr. Pope's responsibilities include management of the services division of Edward Jones. Mr. Pope will be a subordinated limited partner of the registrant.

         MICHAEL HOLMES. Michael Holmes, a general partner of the registrant and a member of registrant's Executive Committee, has informed registrant that he will retire on December 31, 2004, to pursue his interests in providing consulting services to not-for-profit institutions. Mr. Holmes' responsibilities include management of human resources for Edward Jones. Mr. Holmes will be a subordinated limited partner of the registrant.

         DOUGLAS HILL. In connection with the Deferred Consideration Agreement described in Item 8.01 hereof, Douglas Hill has agreed to voluntarily retire as the Managing General Partner of registrant and President of EDJ Holding Company, Inc., the general partner of Edward Jones, on December 31, 2005. Mr. Hill plans to remain a partner of the registrant after December 31, 2005. Further, Mr. Hill has agreed through his allocations of partnership income and expense to absorb a disproportionate share of the funds required to be paid by Edward Jones pursuant to the SEC administrative order, the NASD Letter of Acceptance, Waiver and Consent, the NYSE Stipulation of Facts and Consent to Penalty, and the Deferred Consideration Agreement, all as described in Item 8.01 hereof, to the extent of approximately three million additional dollars ($3,000,000).

ITEM 8.01.  OTHER EVENTS

         REGULATORY ISSUES

         On December 22, 2004, the registrant's principal operating subsidiary, Edward D. Jones & Co., L.P. ("Edward Jones"), reached final settlements with the U.S. Securities and Exchange Commission ("SEC"), NASD and the New York Stock Exchange ("NYSE") related to allegations that Edward Jones failed to adequately disclose revenue sharing payments that it received from a group of mutual fund families and 529 savings plans that Edward Jones recommended to its customers. In addition to the revenue sharing allegations, the settlements with the NASD and NYSE also address allegations that Edward Jones violated various rules related to the sale of mutual funds based on the receipt of brokerage commissions, rules for communications with the public, just and equitable principles of trade, principles of good business practice, unlawful sales contests, the obligation to retain records, and the failure to establish and maintain appropriate procedures for supervision and control of business activities involving the late trading of mutual funds and 529 savings plans. The final settlements were entered into pursuant to an offer of settlement signed by Edward Jones on December 20, 2004.

         Pursuant to the settlement orders for each of the SEC, NASD and NYSE, Edward Jones consented, without admitting or denying the underlying findings, to findings that it willfully violated Section 17(a)(2) of the Securities Act of 1933 ("Securities Act"), Section 15B(c)(1) of the Securities Exchange Act of 1934 ("Exchange Act"), Exchange Act Rule 10b-10 and Rule G-15 of the Municipal Securities Rulemaking Board ("MSRB"). Pursuant to its Letter of Acceptance, Waiver and Consent with the NASD, Edward Jones also consented, without admitting or denying the underlying allegations or findings, to findings that it willfully violated Section 17(a) and Rule 17a-4 of the Exchange Act, NASD Rules 2110, 2210, 2820(g), 2830(l), 2830(k) 3010 and 3110. Similarly, pursuant to a Stipulation of Facts and Consent to Penalty with the NYSE, Edward Jones also consented, without admitting or denying guilt, to findings that it willfully violated
Section 17(a) and Rule 17a-4 of the Exchange Act, NYSE Rules 342, 401, 440 and 476(a)(6).

         Edward Jones was censured pursuant to the final SEC, NASD and NYSE settlement orders. The SEC settlement order also requires Edward Jones to cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act, Section 15B(c)(1) of the Exchange Act and Rule 10b-10 thereunder and MSRB Rule G-15. In settlement of all three regulatory actions, Edward Jones agreed to pay disgorgement plus prejudgment interest of $37.5 million and a civil penalty of $37.5 million, for a total payment of $75 million. The entire $75 million must be paid into a FAIR FUND established pursuant to Section 308 of the Sarbanes-Oxley Act of 2002 for distribution to Edward Jones' customers pursuant to a Distribution Plan. Edward Jones also consented to various undertakings related to (1) enhancing disclosure of the firm's mutual fund and 529 savings plan revenue sharing arrangements to its customers and investment representatives, (2) devising and implementing policies and procedures to ensure compliance with the SEC, NASD and NYSE settlement orders, the federal securities laws and MSRB rules, (3) devising and implementing policies and procedures with respect to the review of prospectuses and statements of additional information, and the training of its investment representatives regarding financial incentive disclosures, and (4) the retention of an Independent Consultant to conduct a review of the adequacy of policies and procedures required under the settlement orders, evaluate Edward Jones' plan for distributing the FAIR FUND, administer and distribute the monetary sum ordered to be paid, and to otherwise evaluate Edward Jones' compliance with the settlement orders.

         The obligations of Edward Jones are set forth in the SEC administrative order, NASD Letter of Acceptance, Waiver and Consent, and NYSE Stipulation of Facts and Consent to Penalty, which are filed as Exhibits 99.1, 99.2 and 99.3, respectively, each of which are incorporated herein by reference.


         DEFERRED CONSIDERATION AGREEMENT

         On December 20, 2004, Edward Jones entered into a Deferred Consideration Agreement (a copy of which is attached as Exhibit 99.4, and which is incorporated herein by reference) with the United States Attorney's Office for the Eastern District of Missouri ("Office"). Pursuant to the Deferred Consideration Agreement Edward Jones has agreed, in addition to the SEC administrative order, the NASD Letter of Acceptance, Waiver and Consent, and the NYSE Stipulation of Facts and Consent to Penalty described above (collectively, the "Order and Agreements"), to offer its customers holding shares in Preferred Funds (as described in the Deferred Consideration Agreement) for a period of ninety (90) days, the opportunity to sell such holdings without the payment of certain fees by selling the customer's interest in the Preferred Funds, at net asset value, to purchase shares of mutual funds in another Preferred Fund or any other mutual fund with which Edward Jones has a selling agreement ("Switch Funds"). For this purpose, commissions typically paid to Edward Jones and the Switch Funds will be waived by Edward Jones and the Switch Funds or Edward Jones will pass through the commissions received by Edward Jones and the Switch Funds back to the customer. Edward Jones further agreed to allocate responsibility for the payment of the amount due under the Order and Agreements among the registrant's partners (except registrant's limited partners), in a manner satisfactory to the Office, and to reimburse the United States Postal Service for its investigation costs and expenses in the amount of $200,000 as directed by the Office.

         CALIFORNIA ATTORNEY GENERAL

         The California Attorney General has filed civil proceedings with regard to the foregoing matters in the state of California on behalf of California residents. Edward Jones intends to defend against those charges vigorously.

         FINANCIAL MATTERS

         In connection with the $75 million payment required under the settlement with the SEC, NYSE and NASD the registrant will take a charge of $50 million against its fourth quarter earnings with the remaining $25 million charged against previously established legal reserves. The $50 million charge will reduce net income before allocations to partners for the quarter and the year by $50 million.

         The $50 million reduction in net income before allocations to partners will be specially allocated to subordinated limited partners and general partners. General partners will be allocated approximately $44.3 million of the charge and subordinated limited partners approximately $5.7 million. Limited partners' allocations of net income before allocations to partners will not be reduced for the $50 million charge against earnings due to the settlement. Similarly, for tax purposes the taxes payable in respect of the non-deductible aspects of the settlement will be entirely allocated among general and subordinated limited partners.

         The $75 million payment due under the settlement is required to paid by Edward Jones to an escrow agent not unacceptable to the staff of the SEC within ninety days of the December 22, 2004 settlement date. Edward Jones is responsible for all costs associated with the escrow agreement and the FAIR FUND distribution. Edward Jones is not able to presently estimate or project costs that will be incurred under the escrow agreement, FAIR FUND distribution or that may result from its customers exchanging holdings of the Preferred Funds with the Switch Funds. Edward Jones plans to satisfy payment of the $75 million from existing partnership working capital or other resources which may include the of the sale of presently owned investment securities.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The following documents are filed as exhibits to this report:

99.1 Order Instituting Administrative and Cease and Desist proceedings, Making Findings, and Imposing Remedial Sanctions and a Cease-and -Desist Order Pursuant to Section 8A of the Securities Act of 1933 and Sections 15(b) and 21C of the Securities Exchange Act of 1934, dated December 22, 2004.

99.2   NASD Letter of Acceptance, Waiver and Consent, dated December 22,
       2004.

99.3   NYSE Stipulation of Facts and Consent to Penalty, dated December 22,
       2004.

99.4   Deferred Consideration Agreement, dated December 20, 2004.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   THE JONES FINANCIAL COMPANIES, L.L.L.P.
                                (Registrant)



Dated: December 27, 2004                              /s/ Douglas E. Hill
                                                      --------------------
                                                      Douglas E. Hill
                                                      Managing Partner